

                                   EXHIBIT 11

                        Golden West Financial Corporation
        Statement of Computation of Basic and Diluted Earnings Per Share
                 (Dollars in thousands except per share figures)


                                                          Three Months Ended                    Nine Months Ended
                                                             September 30                         September 30
                                                   ----------------------------------   ----------------------------------
                                                        2000               1999              2000               1999
                                                   ----------------   ---------------   ----------------   ---------------

Net Earnings                                         $     137,403     $     118,071      $     396,599     $     360,826
                                                   ================   ===============   ================   ===============

Weighted Average Shares                                158,032,942       164,094,096        158,661,510       167,146,773
    Add:  Options outstanding at period end              6,545,529         6,226,950          6,545,529         6,226,950
    Less:  Shares assumed purchased back with
              proceeds of options exercised              4,483,405         4,831,866          4,992,171         4,844,703
                                                   ----------------   ---------------   ----------------   ---------------
Diluted Average Shares Outstanding                     160,095,066       165,489,180        160,214,868       168,529,020
                                                   ================   ===============   ================   ===============

Basic Earnings Per Share                             $         .87     $         .72      $        2.50     $        2.16
                                                   ================   ===============   ================   ===============

Diluted Earnings Per Share                           $         .86     $         .71      $        2.48     $        2.14
                                                   ================   ===============   ================   ===============